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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 14, 2000, except for Notes 13 and 16, as to which the date is April 29, 2000, in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-30178) and related Prospectus of FutureLink Corp. dated May 19, 2000.


                                          /s/ ERNST & YOUNG LLP

Orange County, California

May 18, 2000